Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated September 17, 2010 relating to the statement of operations, changes in stockholders’ deficit and cash flows for the period from inception (August 24, 2009) to December 31, 2009 of Boston Therapeutics, Inc. (formerly Avanyx Therapeutics, Inc.) in this Registration Statement on Form S-8.

Caturano and Company, Inc.

Boston, Massachusetts
December 7, 2012